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                                                                      Exhibit 23

                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-57357) of Structured Products Corp. (the "Registrant"), and in the Preliminary Prospectus Supplement of the Registrant (the "Preliminary Prospectus Supplement"), via the Form 8-K of the Registrant dated October 13, 2000 of our report dated January 21, 2000 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 30, 2000 and to the reference to our firm under the heading "Experts" in the Preliminary Prospectus Supplement.


New York, New York
October 13, 2000